Exhibit 4.17

EXECUTION COPY

DENTSPLY SIRONA INC.

€17,500,000 0.98% Series N Senior Notes due October 27, 2024
€14,500,000 1.31% Series O Senior Notes due October 27, 2027
€3,000,000 1.31% Series P Senior Notes due October 27, 2027
€15,500,000 1.50% Series Q Senior Notes due October 27, 2029
€2,000,000 1.50% Series R Senior Notes due October 27, 2029
€6,500,000 1.58% Series S Senior Notes due October 27, 2030
€11,000,000 1.58% Series T Senior Notes due October 27, 2030
€10,500,000 1.65% Series U Senior Notes due October 27, 2031
€7,000,000 1.65% Series V Senior Notes due October 27, 2031

SIRONA DENTAL SERVICES GmbH

€52,500,000 0.98% Series A Senior Notes due October 27, 2024
€43,500,000 1.31% Series B Senior Notes due October 27, 2027
€9,000,000 1.31% Series C Senior Notes due October 27, 2027
€46,500,000 1.50% Series D Senior Notes due October 27, 2029
€6,000,000 1.50% Series E Senior Notes due October 27, 2029
€19,500,000 1.58% Series F Senior Notes due October 27, 2030
€33,000,000 1.58% Series G Senior Notes due October 27, 2030
€31,500,000 1.65% Series H Senior Notes due October 27, 2031
€21,000,000 1.65% Series I Senior Notes due October 27, 2031

NOTE PURCHASE AND GUARANTEE AGREEMENT

DATED AS OF OCTOBER 27, 2016

(continued)

(continued)

(continued)

iv

Schedules & Exhibits

Schedule A	-	Information Relating to Purchasers

Schedule B	-	Defined Terms

Schedule 5.3	-	Disclosure Materials

Schedule 5.4	-	Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates

Schedule 5.5	-	Financial Statements

Schedule 5.15	-	Existing Debt; Consignment Agreements; Unfunded Pension Obligations

Schedule 5.16	-	Anti-Money Laundering/Anti-Terrorism Disclosure

Schedule 8.10	-	Swapped Notes

Schedule 10.3	-	Existing Liens

Schedule 10.9	-	Existing Subsidiary Debt

Exhibit 1A	-	Form of 0.98% Series N Senior Note

Exhibit 1B	-	Form of 1.31% Series O Senior Note

Exhibit 1C	-	Form of 1.31% Series P Senior Note

Exhibit 1D	-	Form of 1.50% Series Q Senior Note

Exhibit 1E	-	Form of 1.50% Series R Senior Note

Exhibit 1F	-	Form of 1.58% Series S Senior Note

Exhibit 1G	-	Form of 1.58% Series T Senior Note

Exhibit 1H	-	Form of 1.65% Series U Senior Note

Exhibit 1I	-	Form of 1.65% Series V Senior Note

Exhibit 1J	-	Form of 0.98% Series A Senior Note

Exhibit 1K	-	Form of 1.31% Series B Senior Note

v

Exhibit 1L	-	Form of 1.31% Series C Senior Note

Exhibit 1M	-	Form of 1.50% Series D Senior Note

Exhibit 1N	-	Form of 1.50% Series E Senior Note

Exhibit 1O	-	Form of 1.58% Series F Senior Note

Exhibit 1P	-	Form of 1.58% Series G Senior Note

Exhibit 1Q	-	Form of 1.65% Series H Senior Note

Exhibit 1R	-	Form of 1.65% Series I Senior Note

Exhibit 4.4(a)(i)	-	Form of Opinion of General Counsel to the Company and the German Issuer

Exhibit 4.4(a)(ii)	-	Form of Opinion of Special German Counsel to the German Issuer

Exhibit 4.4(b)	-	Form of Opinion of Special Counsel to the Purchasers

vi

DENTSPLY SIRONA Inc.
Sirona Dental Services GmbH
World Headquarters
Susquehanna Commerce Center, Suite 60W
221 West Philadelphia Street
York, Pennsylvania 17401

Dated as of
October 27, 2016
To the Purchasers listed in
the attached Schedule A:

Ladies and Gentlemen:

Each of DENTSPLY SIRONA INC., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.5, the “ Company ”), and SIRONA DENTAL SERVICES GMBH, a company with limited liability organized in the Federal Republic of Germany (together with any successor thereto that becomes a party hereto pursuant to Section 10.5, the “ German Issuer ”; together with the Company, collectively, the “ Issuers ”, and each individually, an “ Issuer ”), agrees with each of the Purchasers as follows:

1.           Authorization of Notes.

1.1.          U.S. Notes. The Company will authorize the issue and sale of the following Senior Notes:

Issue	Series	Aggregate Principal Amount	Interest Rate	Maturity Date
Senior Notes	Series N	€17,500,000	0.98%	October 27, 2024
Senior Notes	Series O	€14,500,000	1.31%	October 27, 2027
Senior Notes	Series P	€3,000,000	1.31%	October 27, 2027
Senior Notes	Series Q	€15,500,000	1.50%	October 27, 2029
Senior Notes	Series R	€2,000,000	1.50%	October 27, 2029
Senior Notes	Series S	€6,500,000	1.58%	October 27, 2030
Senior Notes	Series T	€11,000,000	1.58%	October 27, 2030
Senior Notes	Series U	€10,500,000	1.65%	October 27, 2031
Senior Notes	Series V	€7,000,000	1.65%	October 27, 2031

The Senior Notes described in this Section 1.1 above are collectively referred to as the “U.S. Notes” (such term shall also include any such notes as amended, restated or otherwise modified from time to time and any such notes issued in substitution therefor pursuant to Section 14 of this Agreement). The Series N Notes, Series O Notes, Series P Notes, Series Q Notes, Series R Notes, Series S Notes, Series T Notes, Series U Notes and Series V Notes shall be substantially in the forms set out in Exhibit 1A, Exhibit 1B, Exhibit 1C, Exhibit 1D, Exhibit 1E, Exhibit 1F, Exhibit 1G, Exhibit 1H and Exhibit 1I, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

1.2.          German Notes. The German Issuer will authorize the issue and sale of the following Senior Notes:

Issue	Series	Aggregate Principal Amount	Interest Rate	Maturity Date
Senior Notes	Series A	€52,500,000	0.98%	October 27, 2024
Senior Notes	Series B	€43,500,000	1.31%	October 27, 2027
Senior Notes	Series C	€9,000,000	1.31%	October 27, 2027
Senior Notes	Series D	€46,500,000	1.50%	October 27, 2029
Senior Notes	Series E	€6,000,000	1.50%	October 27, 2029
Senior Notes	Series F	€19,500,000	1.58%	October 27, 2030
Senior Notes	Series G	€33,000,000	1.58%	October 27, 2030
Senior Notes	Series H	€31,500,000	1.65%	October 27, 2031
Senior Notes	Series I	€21,000,000	1.65%	October 27, 2031

The Senior Notes described in this Section 1.2 above are collectively referred to as the “German Notes” (such term shall also include any such notes as amended, restated or otherwise modified from time to time and any such notes issued in substitution therefor pursuant to Section 14 of this Agreement); and together with the U.S. Notes, collectively, the “ Notes ”, and each individually, a “ Note ”. The Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes and Series I Notes shall be substantially in the forms set out in Exhibit 1J, Exhibit 1K, Exhibit 1L, Exhibit 1M, Exhibit 1N, Exhibit 1O, Exhibit 1P, Exhibit 1Q and Exhibit 1R, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the German Issuer.

Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.           Sale and Purchase of Notes; GUARANTY.

Subject to the terms and conditions of this Agreement, the Issuers will issue and sell to each Purchaser and each Purchaser will purchase from the respective Issuer, at the Closing provided for in Section 3, the Notes of the applicable Issuer, Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

2

The obligations of the German Issuer hereunder and under the German Notes will be unconditionally guaranteed by the Company pursuant to Section 23.

3.           Closing.

The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 a.m. Eastern time, at a closing (the “ Closing ”) on October 27, 2016 or on such earlier date as may be agreed upon by the Issuers and the Purchasers (such date, the “ Closing Date ”). On the Closing Date, the Issuers will deliver to each Purchaser such U.S. Notes and German Notes to be purchased by such Purchaser in the form of a single Note of the applicable Series (or such greater number of Notes in denominations of at least €100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the respective Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds (i) for the account of the Company at Citibank London, Citigroup Centre, Canary Wharf, 25 Canada Square, London E14 5LB, United Kingdom, IBAN GB08CITI18500810806161, SWIFT Code CITIGB2L, Beneficiary/Account Name: DENTSPLY SIRONA Inc. and (ii) for the account of the German Issuer at Unicredit Bank AG, Arabellastraße 12, 81925 München, Germany, IBAN DE81700202700666827899, SWIFT Code HYVEDEMM, Beneficiary/Account Name: Sirona Dental Systems GmbH. If, on the Closing Date, either Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.           Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.          Representations and Warranties.

The representations and warranties of the Issuers in this Agreement shall be correct when made and at the time of the Closing.

3

4.2.         Performance; No Default.

The Issuers shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Issuers prior to or at the Closing, and before and after giving effect to the issue and sale of the Notes to be issued at the Closing (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

4.3.         Compliance Certificates.

(a)          Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)          Manager’s Certificate of the German Issuer. The German Issuer shall have delivered to such Purchaser a Manager’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(c)          Secretary’s or Manager’s Certificate of each Issuer. Each Issuer shall have delivered to such Purchaser a certificate of its Secretary, an Assistant Secretary, a Manager or another appropriate person, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes to be issued by it at the Closing and this Agreement and (ii) such Issuer’s organizational documents as then in effect.

4.4.         Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) the General Counsel of the Company and the German Issuer, covering the matters set forth in Exhibit 4.4(a)(i) and such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request, and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special German counsel for the German Issuer, covering the matters set forth in Exhibit 4.4(a)(ii) and such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the German Issuer hereby instructs its counsel to deliver such opinion to the Purchasers), and (b) from Morgan, Lewis & Bockius LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.         Purchase Permitted By Applicable Law, Etc.

On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4

4.6.          Sale of Other Notes.

Contemporaneously with the Closing the Issuers shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.          Payment of Special Counsel Fees.

Without limiting the provisions of Section 16.1, the Company shall have paid on or before the date of the Closing, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

4.8.          Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes to be issued at the Closing.

4.9.          Changes in Corporate Structure.

Prior to the Closing Date, neither Issuer shall have changed its jurisdiction of organization, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.10.         Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received (a) written instructions signed by a Responsible Officer on letterhead of the Company including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number/Swift Code/IBAN and (iii) the account name and number into which the purchase price for such Purchaser’s U.S. Notes is to be deposited, and (b) written instructions signed by a Responsible Officer on letterhead of the German Issuer including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number/Swift Code/IBAN and (iii) the account name and number into which the purchase price for such Purchaser’s German Notes is to be deposited.

5

4.11.         Proceedings and Documents.

All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.           Representations and Warranties of the ISSUERS.

Each Issuer jointly and severally represents and warrants to each Purchaser that:

5.1.          Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The German Issuer is a German limited liability company ( Gesellschaft mit beschränkter Haftung ) duly organized in The Federal Republic of Germany, validly established and existing under German law. Each Issuer has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the U.S. Notes (in the case of the Company) and the German Notes (in the case of the German Issuer), and to perform the provisions hereof and thereof, as applicable.

5.2.          Authorization, Etc.

This Agreement and the Notes being issued by such Issuer have been duly authorized by all necessary corporate action on the part of such Issuer, and this Agreement constitutes, and upon execution and delivery thereof each such Note will constitute, a legal, valid and binding obligation of such Issuer enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.          Disclosure.

Each Issuer, through its agent, Citigroup Global Markets Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2016 (the “ Memorandum ”), relating to the transactions contemplated hereby. The Memorandum, as of its date and as of the Closing Date, fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Issuers prior to October 4, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “ Disclosure Documents ”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business or properties of either Issuer or any of its respective Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to either Issuer that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

6

5.4.         Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)          Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and its Subsidiaries, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (other than Liens permitted by Section 10.3).

(c)          Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)          No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

7

5.5.         Financial Statements.

The Issuers have delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Issuers and their Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

5.6.         Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Issuers of this Agreement, the U.S. Notes (in the case of the Company) and the German Notes (in the case of the German Issuer) will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Issuer or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum of association, articles of association, or by-laws, or any other agreement or instrument to which such Issuer or any Subsidiary is bound or by which such Issuer or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Issuer or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Issuer or any Subsidiary, except for such contraventions, breaches, defaults, conflicts, violations or Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.7.         Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Issuers of this Agreement, the U.S. Notes (in the case of the Company) or the German Notes (in the case of the German Issuer), including any thereof required in connection with the obtaining of Euros to make payments under this Agreement or the Notes and the payment of such Euros to Persons resident in the United States of America. It is not necessary under German law to ensure the legality, validity, enforceability or admissibility into evidence in Germany of this Agreement or the German Notes that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any German stamp or registration tax.

5.8.         Litigation; Observance of Agreements, Statutes and Orders.

(a)          There are no actions, suits, investigations or proceedings pending or, to the knowledge of either Issuer, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

8

(b)          Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.         Taxes.

(a)          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except in each case for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, national, state or other taxes for all fiscal periods are adequate. As of the date of this Agreement, the U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2011.

(b)          No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of Germany or any political subdivision thereof that is Material (solely in respect of either Issuer) or material (solely in respect of any holder of a Note) will be incurred by either Issuer or any holder of a Note, in either case as a result of the execution or delivery of this Agreement or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of Germany or, to the knowledge of either Issuer, any other Taxing Jurisdiction, is required to be made from any payment by either Issuer under this Agreement or the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Germany arising out of any of the circumstances described in clauses (i) through (v) of Section 13(b).

5.10.        Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties which the Company and its Subsidiaries own or purport to own, in each case free and clear of Liens prohibited by this Agreement, except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All Material leases of the Company and its Subsidiaries are valid and subsisting and are in full force and effect in all material respects.

9

5.11.        Licenses, Permits, Etc.

(a)          The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except to the extent that the failure to own or possess the same, or the existence of any such conflict, would not reasonably be expected to have a Material Adverse Effect.

(b)          No product of the Company or any of its Subsidiaries infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect.

(c)          There is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except where any such violation would not reasonably be expected to have a Material Adverse Effect.

5.12.        Compliance with ERISA.

(a)          The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)          The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, in the case of any single Plan or in the aggregate for all Plans, by an amount that would reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

10

(c)          The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)          The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)          The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuers to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)          All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

5.13.        Private Offering by the Issuers.

Neither of the Issuers nor anyone acting on their behalf has offered the Notes, the Unconditional Guaranty of the Company or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes in connection with a private sale for investment. Neither of the Issuers nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction, including the jurisdiction of organization of each Issuer.

11

5.14.        Use of Proceeds; Margin Regulations.

The Company and the German Issuer will apply the proceeds of the sale of the U.S. Notes and the German Notes, respectively, hereunder as set forth in the “Transaction Overview” section of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “ margin stock ” and “ purpose of buying or carrying ” shall have the meanings assigned to them in said Regulation U.

5.15.        Existing Debt; Future Liens.

(a)          Except as described therein, Schedule 5.15 sets forth a complete and correct list of (i) all outstanding Debt of the Company and its Subsidiaries, (ii) all Debt incurred in connection with the Consignment Agreements relating to the consignment of precious metals between the Company and certain counterparties and (iii) all unfunded pension obligations of the Company and its Subsidiaries, in each case as of June 30, 2016. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)          Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

(c)          Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

12

5.16.        Foreign Assets Control Regulations, Etc.

(a)          Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“ OFAC ”) (an “ OFAC Listed Person ”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the target of any OFAC Sanctions Program, or (iii) otherwise blocked, the target of sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “ U.S. Economic Sanctions ”) or sanctions imposed by the United Nations or the European Union (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “ Blocked Person ”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is the target of U.S. Economic Sanctions.

(b)          No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or, to the knowledge of either Issuer, indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)          Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act, any U.S. Economic Sanctions, any other United States law or regulation governing such activities or under any other similar laws of any other jurisdiction governing such activities (collectively, “Anti-Money Laundering/Anti-Terrorism Laws” ) as of the Closing Date and, except as disclosed on Schedule 5.16, is not reasonably likely to be found in violation of, charged with, or convicted of, any Anti-Money Laundering/Anti-Terrorism Laws, (ii) except as set forth on Schedule 5.16, to either Issuer’s knowledge, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering/Anti-Terrorism Laws, (iii) has been assessed civil penalties under any Anti-Money Laundering/Anti-Terrorism Laws as of the Closing Date and, except as disclosed on Schedule 5.16, is not reasonably likely to be assessed civil penalties under any Anti-Money Laundering/Anti-Terrorism Laws, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering/Anti-Terrorism Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with applicable Anti-Money Laundering/Anti-Terrorism Laws.

(d)          (1)         Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws” ), (ii) to either Issuer’s knowledge, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

13

(2)         To either Issuer’s knowledge, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or governmental instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)         No part of the proceeds from the sale of the Notes hereunder will be used by either Issuer, any Controlled Entity or any of their respective officers, employees or authorized representatives, directly or, to the knowledge of either Issuer, indirectly, for any illegal payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage in violation of law. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance in all material respects with applicable Anti-Corruption Laws.

Notwithstanding the foregoing, no representation under this Section 5.16 is given by the German Issuer to the extent such representation would constitute a violation by the German Issuer of EU Regulation (EC) 2271/96 or section 7 of the German Foreign Trade regulation ( Außenwirtschaftsverordnung - AWV ), or a similar anti-boycott statute applicable to the German Issuer.

5.17.        Status under Certain Statutes.

Neither the Company nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18.        Environmental Matters.

(a)          Neither the Company nor any Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted raising any liability against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

14

(b)          Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any liability, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)          Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d)          All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

5.19.        Notes Rank Pari Passu.

The obligations of the Company under this Agreement and the U.S. Notes rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the Company, including, without limitation, all Senior Debt of the Company described in Schedule 5.15 hereto. The obligations of the German Issuer under this Agreement and the German Notes rank at least pari passu in right of payment with all other Senior Debt (actual or contingent) of the German Issuer, including, without limitation, all Senior Debt of the German Issuer described on Schedule 5.15 hereto.

6.           Representations of the Purchaser.

6.1.         Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuers are not required to and the Issuers have no intent to register their respective Notes. Each Purchaser further represents and warrants that such Purchaser will not sell, transfer or otherwise dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and in accordance with the restrictions set forth in Section 14.2 and the legend set forth on the certificates evidencing the applicable Series of the Notes.

15

6.2.         Accredited Investor.

Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Issuers and received answers to its satisfaction concerning the terms and conditions of the sale of the Notes.

6.3.         Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “ Source ”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“ PTE ”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “ NAIC Annual Statement ”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)          the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)          the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

16

(d)          the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption” )) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e)          the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “ INHAM Exemption ”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)          the Source is a governmental plan; or

(g)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)          the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “ separate account ” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.           Information as to COMPANY.

7.1.          Financial and Business Information.

The Issuers shall deliver to each holder of Notes that is an Institutional Investor:

(a)          Quarterly Statements - within the earlier of (x) 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) and (y) the date by which such financial statements are required to be delivered under the RCF or the date on which such corresponding financial statements are delivered under the RCF if such delivery occurs earlier than such required delivery date,

17

(i)          a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)         consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing (and providing each holder of Notes that is an Institutional Investor written notice of such filing) with the SEC within the time period specified above of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)          Annual Statements - within the earlier of (x) 105 days after the end of each fiscal year of the Company and (y) the date by which such financial statements are required to be delivered under the RCF or the date on which such corresponding financial statements are delivered under the RCF if such delivery occurs earlier than such required delivery date,

(i)          a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)         consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing (and providing each holder of Notes that is an Institutional Investor written notice of such filing) with the SEC within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(b);

18

(c)          [Reserved;]

(d)          SEC and Other Reports - except for filings referred to in Sections 7.1(a) and 7.1(b) above, promptly after the sending or filing thereof, one copy of each report that the Company sends to any of its securityholders, and one copy of each report and registration statement that the Company or any Subsidiary publicly files with the SEC or any national securities exchange;

(e)          Notice of Default or Event of Default - promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f)          ERISA Matters - promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)          with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

(ii)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)        any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

19

(g)          Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(h)          Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of either Issuer to perform its obligations hereunder, under the U.S. Notes (in the case of the Company) and under the German Notes (in the case of the German Issuer) as from time to time may be reasonably requested by any holder of Notes that is an Institutional Investor and if provided by the Issuers, would not violate any applicable laws, regulations or rules.

7.2.         Officer’s Certificate.

At the time each set of financial statements is required to be delivered (or deemed to have been delivered) to a holder of Notes that is an Institutional Investor pursuant to Section 7.1(a) or Section 7.1(b) hereof, the Company shall deliver to such Purchaser or holder a certificate of a Senior Financial Officer setting forth:

(a)          Covenant Compliance - the information required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.6 and Section 10.9 hereof, inclusive, during (or, with respect to Section 10.1, as of the end of) the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)          Event of Default - a statement that such officer has reviewed the relevant terms hereof and such review shall not have disclosed the existence during the quarterly or annual period covered by the statements then being furnished of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

20

7.3.         Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)          No Default - if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)          Default - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

For the avoidance of doubt, it is understood that Section 21 applies to Confidential Information obtained in connection with the exercise by any holder of Notes of the rights set forth in this Section 7.3.

7.4.         Electronic Delivery.

Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Issuers pursuant to Sections 7.1(a), (b) or (d) and Section 7.2 shall be deemed to have been delivered upon the satisfaction of any of the following requirements with respect thereto:

(a)          such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of Notes by e-mail;

(b)          the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its website on the internet, which is located at http://www.dentsplysirona.com as of the date of this Agreement;

(c)          such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Issuers on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d)          the Company shall have filed any of the items referred to in Section 7.1(d) with the SEC on EDGAR and shall have made such items available on its website on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

21

provided however, that in the case of clauses (b) or (c), the Issuers shall have given each holder of Notes prior or concurrent written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Issuers will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

8.           Payment of the Notes.

8.1.         Required Prepayments.

As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

8.2.         Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the U.S. Notes that are Swapped Notes or the U.S. Notes that are Non-Swapped Notes, in an amount not less than 10% of the original aggregate principal amount of such U.S. Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to, but not including, the date of such prepayment, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any Swapped Note. The German Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the German Notes that are Swapped Notes or the German Notes that are Non-Swapped Notes, in an amount not less than 10% of the original aggregate principal amount of such German Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to, but not including, the date of such prepayment, plus the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any Swapped Note. The Company will give each holder of U.S. Notes and the German Issuer will give each holder of German Notes, as applicable, written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note and Series held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for each Series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of U.S. Notes or the German Issuer shall deliver to each holder of German Notes, as applicable, a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

22

8.3.         Prepayment of Notes Upon Change of Control.

(a)          Notice of Change of Control. The Issuers will, within 5 Business Days after any Senior Financial Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer by the applicable Issuer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

(b)          [Reserved.]

(c)          Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder of Notes (in this case only, “holder of Notes” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “ Proposed Prepayment Date ”), which date shall be not less than thirty (30) days and not more than one hundred twenty (120) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 60th day after the date of such offer).

(d)          Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the applicable Issuer not later than fifteen (15) days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder of Notes.

(e)          Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but not including, the date of prepayment, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any Swapped Note, but without any Make-Whole Amount or penalty or premium of any kind. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

(f)          Deferral Pending Change of Control. The obligation of each Issuer to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change of Control occurs; provided, however, that if the Change of Control has not occurred within 45 days after the original Proposed Prepayment Date, any holder of Notes may withdraw its acceptance and such Issuer shall again comply with this Section 8.3 as to such Change of Control with respect to such withdrawing holder. The Company shall keep each holder of U.S. Notes reasonably and timely informed, and the German Issuer shall keep each holder of German Notes reasonably and timely informed, in each case of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by such Issuer that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change of Control shall be deemed rescinded).

23

(g)          Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the applicable Issuer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount and Series of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but not including, the Proposed Prepayment Date (including the per diem accrual on interest for each day after the Proposed Prepayment Date, in the event of a deferral of the prepayment date pursuant to Section 8.3(f) above); (v) that the conditions to the giving of such notices in this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

(h)          Change of Control in respect of the German Issuer. Notwithstanding anything to the contrary contained in this Section 8.3, to the extent a Change of Control shall have occurred solely under clause (c) of the definition of Change of Control, all references to “Notes” in Section 8.3 (other than in respect of the first sentence of Section 8.3(a)) shall be deemed to be references to the German Notes only.

8.4.         Prepayment of Notes Upon Sale of Assets.

The Issuers may prepay the Notes in accordance with Section 10.4.

8.5.         Allocation of Partial Prepayments.

In the case of any partial prepayment of U.S. Notes pursuant to Section 8.2, the principal amount of U.S. Notes to be prepaid shall be allocated among all of the U.S. Notes that are Swapped Notes or the U.S. Notes that are Non-Swapped Notes, as applicable, being prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of any partial prepayment of German Notes pursuant to Section 8.2, the principal amount of German Notes to be prepaid shall be allocated among all of the German Notes that are Swapped Notes or the German Notes that are Non-Swapped Notes, as applicable, being prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

24

8.6.         Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to, but not including, such date, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any Swapped Note and, in the case of any prepayment pursuant to Section 8.2, the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company (in the case of any U.S. Note) or the German Issuer (in the case of any German Note) shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any Swapped Note, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company (in the case of a U.S. Note) or the German Issuer (in the case of a German Note) and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.         Purchase of Notes.

The Issuers will not and will not permit any controlled Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b)  pursuant to a written offer to purchase (i) any outstanding U.S. Notes made by the Company or an Affiliate pro rata to the holders of all U.S. Notes or (ii) any outstanding German Notes made by the German Issuer or an Affiliate pro rata to the holders of all German Notes, in each case at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in the interest rates and maturities of the Notes of different Series). The Company will promptly cancel all U.S. Notes acquired by it or any controlled Affiliate, and the German Issuer will promptly cancel all German Notes acquired by it or any controlled Affiliate, in each case pursuant to any payment, prepayment or purchase of such Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8.         Prepayment in Connection with a Noteholder Sanctions Event.

(a)          Upon an Issuer’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 8.8 and describe in reasonable detail such Noteholder Sanctions Event), such Issuer shall promptly, and in any event within 10 Business Days, make an offer (the “Sanctions Prepayment Offer” ) to prepay the entire unpaid principal amount of Notes issued by such Issuer and held by such Affected Noteholder (the “Affected Notes” ), together with interest thereon to, but not including, the prepayment date selected by such Issuer with respect to each Affected Note, plus any Net Loss with respect to any Affected Note that is a Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any such Swapped Note, but without payment of any Make-Whole Amount with respect thereto, which prepayment shall be on a Business Day not less than 30 days and not more than 60 days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date” ). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify such Issuer in writing by a stated date (the “Sanctions Prepayment Response Date” ), which date is not later than 10 Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify such Issuer as provided above, then the holder shall be deemed to have accepted such offer.

25

(b)          Subject to the provisions of subparagraphs (c) and (d) of this Section 8.8, such Issuer shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted (or has been deemed to have accepted) such prepayment offer (in accordance with subparagraph (a)), together with interest thereon to, but not including, the Sanctions Prepayment Date with respect to each such Affected Note, but without payment of any Make-Whole Amount with respect thereto.

(c)          If a Noteholder Sanctions Event has occurred but the Company and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event (with the effect that a Noteholder Sanctions Event no longer exists, as reasonably determined by such Affected Noteholder) prior to the Sanctions Prepayment Date, then the Issuer of the Affected Notes shall no longer be obliged or permitted to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Company and/or its Controlled Entities shall undertake any actions to remedy any such Noteholder Sanctions Event, the Issuers shall keep the holders of Notes reasonably and timely informed of such actions and the results thereof.

(d)          If any Affected Noteholder that has given written notice to the Issuer of the Affected Notes of its acceptance of (or has been deemed to have accepted) such Issuer’s prepayment offer in accordance with subparagraph (a) also gives notice to such Issuer prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.8, the principal amount of each Affected Note issued by such Issuer and held by such Affected Noteholder, together with interest accrued thereon to, but not including, the date of prepayment, shall become due and payable on the later to occur of (but in no event later than the Maturity Date of the relevant Note) (i) such Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to such Issuer that it is entitled to receive a prepayment pursuant to this Section 8.8 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such Governmental Authority), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default.

(e)          Promptly, and in any event within 5 Business Days, after an Issuer’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event shall have occurred with respect to such Affected Noteholder, such Issuer shall forward a copy of such notice to each other holder of Notes.

26

(f)          The Issuers shall promptly, and in any event within 10 Business Days, give written notice to the holders of Notes after the Company or any Controlled Entity having been notified that (i) its name appears or is reasonably likely in the future to appear on a State Sanctions List or (ii) it is in violation of, or is the target of, any U.S. Economic Sanctions, in each case which notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Company or a Controlled Entity proposes to take with respect thereto.

(g)          The foregoing provisions of this Section 8.8 shall be in addition to any rights or remedies available to any holder of Notes that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided , that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of either Issuer or any of their Controlled Entities that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control.

8.9.          Prepayment for Tax Reasons.

(a)          If at any time as a result of a Change in Tax Law (as defined below) the German Issuer is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the German Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the German Notes, the German Issuer may give the holders of all affected German Notes irrevocable written notice (each, a “ Tax Prepayment Notice ”) of the prepayment of such affected German Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the German Issuer to make any Additional Payments and the amount thereof and stating that all of the affected German Notes shall be prepaid on the date of such prepayment so prepaid together with interest accrued thereon to the date of such prepayment, plus any Net Loss with respect to any affected German Note that is a Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any such Swapped Note, plus an amount equal to the Modified Make-Whole Amount for each such German Note, except in the case of an affected German Note if the holder of such German Note shall, by written notice given to the German Issuer no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such German Note (each, a “ Rejection Notice ”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer of the German Issuer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each German Note covered thereby that execution and delivery thereof by the holder of such German Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such German Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such German Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected German Notes, the principal amount of such German Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of German Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the German Issuer shall deliver to each holder of a German Note being so prepaid a certificate of one of its Senior Financial Officers specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

27

(b)          No prepayment of the German Notes pursuant to this Section 8.9 shall affect the obligation of the German Issuer to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.9, any holder of more than one affected German Note may act separately with respect to each affected German Note so held (with the effect that a holder of more than one affected German Note may accept such offer with respect to one or more affected German Notes so held and reject such offer with respect to one or more other affected German Notes so held).

(c)          The German Issuer may not offer to prepay or prepay German Notes pursuant to this Section 8.9 (i) if a Default or Event of Default then exists, (ii) until the German Issuer shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (iii) if the obligation to make such Additional Payments directly results or resulted from actions taken by the German Issuer or any Subsidiary thereof (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.9 shall certify to the foregoing and describe such mitigation steps, if any.

(d)          For purposes of this Section 8.9: “Additional Payments” means additional amounts required to be paid to a holder of any German Note pursuant to Section 13 by reason of a Change in Tax Law; and a “ Change in Tax Law ” means (individually or collectively with one or more prior changes) an amendment to, or change in, any law, treaty, rule or regulation of Germany after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the German Issuer (which shall be evidenced by an Manager’s Certificate of the German Issuer and supported by a written opinion of counsel having recognized expertise in the field of taxation in the relevant Taxing Jurisdiction, both of which shall be delivered to all holders of the German Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the German Notes.

28

8.10.         Make-Whole Amount and Modified Make-Whole Amount.

(a)          Make-Whole Amount and Modified Make-Whole Amount with respect to Non-Swapped Notes. The terms “ Make-Whole Amount ” and “ Modified Make-Whole Account ” mean, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note, over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and/or Modified Make-Whole Amount with respect to any Non-Swapped Note, the following terms have the following meanings:

“Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or Section 8.9 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Non-Swapped Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Rate Euro Yield” means, with respect to the Called Principal of any Non-Swapped Note, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal. The Implied Rate Euro Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note.

“Non-Swapped Note” means any Note other than a Swapped Note.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Issuer or any of their Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

29

“Reinvestment Yield” means, with respect to the Called Principal of any Non-Swapped Note, the Applicable Percentage plus the Implied Rate Euro Yield. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Non-Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.9 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.9 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

(b)          Make-Whole Amount and Modified Make-Whole Amount with respect to Swapped Notes. The terms “ Make-Whole Amount ” and “ Modified Make-Whole Amount ” mean, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. All payments of Make-Whole Amount and Modified Make-Whole Amount in respect of any Swapped Note shall be made in Dollars. For the purposes of determining the Make-Whole Amount and/or Modified Make-Whole Amount, Net Loss, Net Gain or Swap Breakage Amount with respect to any Swapped Note, the following terms have the following meanings:

“New Swap Agreement” means any cross-currency swap agreement pursuant to which the holder of a Swapped Note is to receive payment in Dollars and which is entered into in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. The terms of a New Swap Agreement with respect to any Swapped Note do not have to be identical to those of the Original Swap Agreement with respect to such Swapped Note.

30

“Original Swap Agreement” means, with respect to any Swapped Note, (x) a cross-currency swap agreement and annexes and schedules thereto (an “ Initial Swap Agreement ”) that is entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with the execution of this Agreement and the purchase of such Swapped Note and relates to the scheduled payments by the Issuer of such Swapped Note of interest and principal on such Swapped Note, under which the holder of such Swapped Note is to receive payments from the counterparty thereunder in Dollars and which is more particularly described on Schedule 8.10 or in a side letter delivered by the original purchaser of such Swapped Note to the Issuer thereof on or prior to the Closing Date, (y) any Initial Swap Agreement that has been assumed by or novated to (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) a holder of a Swapped Note in connection with a transfer of such Swapped Note and (z) any Replacement Swap Agreement; and a “ Replacement Swap Agreement ” means, with respect to any Swapped Note, a cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount, if applicable) identical to those of the Initial Swap Agreement with respect to such Swapped Note that is entered into on an arm’s length basis by the holder of such Swapped Note in full or partial replacement (by amendment, modification or otherwise) of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the outstanding principal amount of such Swapped Note following a non-scheduled prepayment or a repayment of such Swapped Note prior to its scheduled maturity. Any holder of a Swapped Note that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Issuer of such Swapped Note a copy of the confirmation, assumption, novation or termination related thereto.

“Swap Note Agreement” means, with respect to any Swapped Note, an Original Swap Agreement or a New Swap Agreement, as the case may be.

“Swapped Note” means any Note that as of the date of the Closing for such Note is subject to a Swap Note Agreement. A “Swapped Note” shall no longer be deemed a “Swapped Note” at such time as the related Swap Note Agreement ceases to be in force in respect thereof.

“Swapped Note Called Accrued Interest Amount” means, with respect to a Swapped Note, the accrued interest of such Swapped Note to the Swapped Note Settlement Date that is to be prepaid or has become immediately due and payable, as the context requires.

31

“Swapped Note Called Notional Accrued Interest Amount” means, with respect to any Swapped Note Called Notional Amount, the payment due to the holder of the related Swapped Note under the terms of the Swap Note Agreement to which such holder is a party attributable to and in exchange for the Swapped Note Called Accrued Interest Amount.

“Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars due to the holder of such Swapped Note under the terms of the Swap Note Agreement to which such holder is a party, attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date, provided that if such Swap Note Agreement is not an Initial Swap Agreement, then the “Swapped Note Called Notional Amount” in respect of such Swapped Note shall not exceed the amount in Dollars which would have been due to the holder of such Swapped Note under the terms of the Initial Swap Agreement to which such holder was a party (or if such holder was never party to an Initial Swap Agreement, then the last Initial Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Swapped Note was a party), attributable to and in exchange for such Swapped Note Called Principal and assuming that such Swapped Note Called Principal is paid on its scheduled maturity date.

“Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note that is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.

32

“Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“ Reported ”) having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Swapped Note Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yield(s)” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Swapped Note Remaining Average Life and (2) closest to and less than such Swapped Note Remaining Average Life.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Swapped Note Remaining Average Life of such Swapped Note Called Notional Amount as of such Swapped Note Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Swapped Note Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Swapped Note Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Swapped Note Remaining Average Life.

The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.

“Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Notional Amount, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) such Swapped Note Called Notional Amount into (y) the sum of the products obtained by multiplying (1) the principal component of each Swapped Note Remaining Scheduled Swap Payment with respect to such Swapped Note Called Notional Amount by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount and the scheduled due date of such Swapped Note Remaining Scheduled Swap Payments.

33

“Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Note Agreement to which such holder is a party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Note Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date in respect of such Swapped Note Called Notional Amount assuming that no payment of such Swapped Note Called Principal is made prior to its originally scheduled payment date, provided that if such Swapped Note Settlement Date is not a date on which an interest payment is due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8 or Section 12.1.

“Swapped Note Settlement Date” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.11.         Swap Breakage.

If any Swapped Note is prepaid pursuant to Section 8.2, Section 8.3, Section 8.4, Section 8.8 or Section 8.9 or purchased pursuant to Section 8.7, or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (a) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Issuer of such Swapped Note in Dollars upon any such prepayment or repayment of such Swapped Note and (b) any resulting Net Gain in connection therewith shall be deducted (i) from the Make-Whole Amount or Modified Make-Whole Amount, if any, or any principal or interest to be paid to the holder of such Swapped Note by the Issuer thereof upon any such prepayment of such Swapped Note pursuant to Section 8.2, Section 8.3, Section 8.4, Section 8.8 or Section 8.9 or purchase pursuant to Section 8.7 or (ii) from the Make-Whole Amount or Modified Make-Whole Amount, if any, to be paid to the holder of such Swapped Note by the Issuer of such Swapped Note upon any such repayment of such Swapped Note pursuant to Section 12.1, provided that, in either case, the Make-Whole Amount or Modified Make-Whole Amount, as applicable, in respect of such Swapped Note may in no event be less than zero. Each holder of a Swapped Note shall be responsible for calculating its own Net Loss or Net Gain, as the case may be, and Swap Breakage Amount in Dollars upon the prepayment or repayment of all or any portion of such Swapped Note, and such calculations as reported to the Issuer of such Swapped Note in reasonable detail shall be binding on such Issuer absent demonstrable error.

34

As used in this Agreement with respect to any Swapped Note that is prepaid or accelerated: “Net Loss” means the amount, if any, by which the total of the Swapped Note Called Notional Amount and the Swapped Note Called Notional Accrued Interest Amount exceeds the sum of (x) the total of the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by the holder of such Swapped Note; and “ Net Gain ” means the amount, if any, by which the total of the Swapped Note Called Notional Amount and the Swapped Note Called Notional Accrued Interest Amount is exceeded by the sum of (x) the total of the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount plus (or minus in the case of an amount paid) (y) the Swap Breakage Amount received (or paid) by such holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal and the Swapped Note Called Accrued Interest Amount shall be determined by the holder of the affected Swapped Note by converting Euros into Dollars at the current Euro/Dollar exchange rate as determined as of 10:00 A.M. (New York City time) on the day such Swapped Note is prepaid or accelerated as indicated on the applicable screen of Bloomberg Financial Markets or the Reuters Screen, respectively, and any such calculation shall be reported to the Issuer of such affected Swapped Note in reasonable detail and shall be binding on such Issuer absent demonstrable error.

As used in this Agreement, “Swap Breakage Amount” means, with respect to the Swap Note Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the Dollar amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Note Agreement had terminated due to the occurrence of an event of default or an early termination under the ISDA 1992 Multi-Currency Cross Border Master Agreement or ISDA 2002 Master Agreement, as applicable (the “ ISDA Master Agreement ”); provided , however , that if such holder (or its predecessor in interest with respect to such Swapped Note) was, but is not at the time, a party to an Original Swap Agreement but is a party to a New Swap Agreement, then the Swap Breakage Amount shall mean the lesser of (x) the gain or loss (if any) which would have been received or incurred (by payment, through off-set or netting or otherwise) by the holder of such Swapped Note under the terms of the Original Swap Agreement (if any) in respect of such Swapped Note to which such holder (or any affiliate thereof) was a party (or if such holder was never a party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of a Swapped Note was a party) and which would have arisen as a result of the payment of the Swapped Note Called Principal on the Swapped Note Settlement Date and (y) the gain or loss (if any) actually received or incurred by the holder of such Swapped Note, in connection with the payment of such Swapped Note Called Principal on the Swapped Note Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party. The holder of such Swapped Note will make all calculations related to the Swap Breakage Amount in good faith and in accordance with its customary practices for calculating such amounts under the ISDA Master Agreement pursuant to which such Swap Note Agreement shall have been entered into and assuming for the purpose of such calculation that there are no other transactions entered into pursuant to such ISDA Master Agreement (other than such Swap Note Agreement).

The Swap Breakage Amount shall be payable in Dollars.

35

9.          Affirmative Covenants.

Each Issuer jointly and severally covenants that so long as any of the Notes are outstanding:

9.1.          Compliance with Law.

Without limiting Section 10.7, the Issuers will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.          Insurance.

The Issuers will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

9.3.          Maintenance of Properties.

The Issuers will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be conducted in the ordinary course at all times, provided that this Section shall not prevent either Issuer or any Subsidiary from discontinuing the operation and the maintenance of or disposing of any of its properties if such discontinuance or disposal is desirable in the conduct of its business and the Issuers have concluded that such discontinuance or disposal would not, individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) would not violate the limitations set forth in Sections 10.4 and 10.5 hereof.

9.4.          Payment of Taxes and Claims.

The Issuers will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.3, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of any such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

36

9.5.          Corporate Existence, Etc.

Subject to Sections 10.4 and 10.5, the Issuers will at all times preserve and keep in full force and effect their respective corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of their Subsidiaries unless, in the good faith judgment of the Issuers, the termination of or failure to preserve and keep in full force and effect such corporate existence would not, individually or in the aggregate, have a Material Adverse Effect.

9.6.          [Reserved.]

9.7.          Notes to Rank Pari Passu.

(a)          The U.S. Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct obligations of the Company ranking at least pari passu in right of payment with all other Notes from time to time issued by the Company and outstanding hereunder without any preference among themselves and at least pari passu in right of payment with all Debt outstanding under the Principal Credit Facilities and all other present and future Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company.

(b)          The German Notes and all other obligations under this Agreement of the German Issuer are and at all times shall remain direct obligations of the German Issuer ranking at least pari passu in right of payment with all other Notes from time to time issued by the German Issuer and outstanding hereunder without any preference among themselves and at least pari passu in right of payment with all present and future Debt (actual or contingent) of the German Issuer which is not expressed to be subordinate or junior in rank to any other Debt of the German Issuer.

9.8.          Subsidiary Guarantors.

(a)          The Company will cause each of its Domestic Subsidiaries that guarantees, or otherwise becomes liable at any time as a borrower or an additional borrower or co-borrower for or in respect of, any Debt under any Principal Credit Facility, to deliver to each of the holders of Notes (concurrently therewith) the following items:

(i)          a duly executed Subsidiary Guaranty in scope, form and substance satisfactory to the Required Holders;

37

(ii)         a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Domestic Subsidiary and the Subsidiary Guaranty, as applicable; and

(iii)        an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)          At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor in respect of any Principal Credit Facility, such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under all such Principal Credit Facilities, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Principal Credit Facility, any fee or other form of consideration is given to any holder of Debt under such Principal Credit Facility for such release or discharge, the holders of Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.9, all Debt of such Subsidiary shall be deemed to have been incurred concurrently with such release.

9.9.          Books and Records.

The Issuers will, and will cause each of their Subsidiaries to, maintain in all material respects proper books of record and account in conformity with GAAP (or with respect to any Subsidiary organized and operating in a jurisdiction other than the United States of America, in conformity to such jurisdiction’s generally accepted accounting principles) and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Issuer or such Subsidiary, as the case may be.

10.         Negative Covenants.

Each Issuer jointly and severally covenants that so long as any of the Notes are outstanding:

38

10.1.          Financial Covenants.

(a)          Leverage Ratio. The Company will not, as of the last day of any fiscal quarter, permit the ratio of (i) Consolidated Debt of the Company and its Subsidiaries as of such date to (ii) the sum of (A) Consolidated Debt of the Company and its Subsidiaries as of such date plus (B) Consolidated Net Worth as of such date to exceed 0.60 to 1.00.

(b)          Interest Coverage Ratio. The Company will not permit the ratio of (i) Consolidated EBITDA of the Company and its Subsidiaries for the consecutive four fiscal quarter period ended as of the last day of any fiscal quarter of the Company to (ii) the sum of interest payable on, and amortization of debt discount in respect of, Debt of the Company and its Subsidiaries during such period (calculated on a Pro Forma Basis to the extent a Material Acquisition or Material Disposition occurred during such period), to be less than 3.00 to 1.00.

10.2.          [Reserved.]

10.3.          Limitation on Liens.

The Company will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, other than:

(a)          Permitted Liens;

(b)          Liens securing purchase money Debt or Debt with respect to Capital Leases incurred to finance the acquisition, repair, construction, improvement or lease of capital assets in an aggregate principal amount not to exceed $300,000,000 outstanding at any one time; provided that (i) such Liens shall be created within 365 days of the acquisition, repair, construction, improvement or lease, as applicable, of the related property and (ii) such Liens do not at any time encumber any property other than the property being financed or improved by such Debt;

(c)          Liens existing on the date hereof and disclosed on Schedule 10.3 hereof;

(d)          Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company or Liens assumed by the Company or a Subsidiary in connection with an acquisition of assets by the Company or such Subsidiary in an acquisition permitted hereunder; provided that such Liens were not created in contemplation of such merger, consolidation, acquisition or such Person becoming a Subsidiary and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or which becomes a Subsidiary or is acquired by the Company or a Subsidiary;

39

(e)          any replacement, extension or renewal of any Lien permitted by clauses (b), (c) or (d) of this Section 10.3, provided that (i) no additional property shall be encumbered by such Liens and (ii) the principal amount of Debt secured by such Lien immediately prior to such replacement, extension or renewal shall not be increased; and

(f)          other Liens securing Debt of the Company or any Subsidiary, provided that the sum (without duplication) of (i) the aggregate outstanding principal amount of Debt secured by all such Liens pursuant to this clause (f) plus (ii) the aggregate outstanding principal amount of Debt pursuant to Section 10.9(k) shall not at any time exceed 15% of Consolidated Net Worth (determined as of the end of the then most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1(a) or Section 7.1(b)), provided further , that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.3(f) any Debt outstanding under or pursuant to any Principal Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

10.4.          Sales of Assets.

The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1)         to acquire operating assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below); and/or

40

(2)         to prepay or retire Senior Debt of the Company and/or its Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding U.S. Note and the German Issuer shall offer to prepay each outstanding German Note, in each case in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to, but not including, the date of such prepayment, plus any Net Loss with respect to any Swapped Note and, subject to Section 8.11, less any Net Gain with respect to any Swapped Note, but without the payment of the Make-Whole Amount or Modified Make-Whole Amount, if any. Any offer of prepayment of the Notes pursuant to this Section 10.4 shall be given to each holder of the Notes by written notice that shall be delivered not less than fifteen (15) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and Section 8.4 of this Agreement, that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Issuers in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. The Company shall prepay on the prepayment date the Ratable Portion of Notes held by each holder of U.S. Notes that has accepted such offer, together with accrued interest thereon, and the German Issuer shall prepay on the prepayment date the Ratable Portion of Notes held by each holder of German Notes that has accepted such offer, together with accrued interest thereon.

As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a “substantial part ” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period beginning on the first day of the 12 th complete calendar month preceding the date of such sale, lease or other disposition and ending on such date, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” (i) any sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Subsidiary or from any Subsidiary to the Company or a Subsidiary, (iii) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee, (iv) any sale or disposition of obsolete, worn-out, uneconomical or surplus assets and (v) foreclosures on, or condemnations of, assets.

10.5.         Merger and Consolidation.

Neither Issuer will, and will not permit any of their Subsidiary Guarantors to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets as an entirety in a single transaction or series of transactions to any Person, unless:

(a)          in the case of any such transaction involving the Company, either the Company is the surviving Person or the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, (i) shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), (ii) shall have executed and delivered to each holder of any U.S. Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the U.S. Notes and (iii) shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption hereunder are enforceable in accordance with their terms and comply with the terms hereof;

41

(b)          in the case of any such transaction involving the German Issuer, either the Company or the German Issuer is the surviving Person or the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the German Issuer as an entirety, as the case may be, (i) shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia) or any other Permitted Jurisdiction, (ii) shall have executed and delivered to each holder of German Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the German Notes, (iii) the German Issuer shall have caused to be delivered to each holder of German Notes an opinion of internationally recognized independent counsel in the appropriate jurisdiction(s), or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption hereunder are enforceable in accordance with their terms and comply with the terms hereof, and (iv) shall have provided to each holder of German Notes evidence of the acceptance by the Company or another process agent satisfactory to the Required Holders of the appointment and designation provided for by Section 24.8(e) from the date of such transaction to 1 year after maturity of the latest maturing German Notes (and the payment in full of all fees in respect thereof, as applicable);

(c)          in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (i) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (ii) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) or the jurisdiction of organization of such Subsidiary Guarantor, provided that such corporation or limited liability company, to the extent not the Subsidiary Guarantor, shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor, and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel in the appropriate jurisdiction(s), or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption hereunder are enforceable in accordance with their terms and comply with the terms hereof; or (iii) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.4 and, based on such characterization, would be permitted pursuant to Section 10.4;

42

(d)          each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(e)          immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company, the German Issuer or any Subsidiary Guarantor shall have the effect of releasing the Company, the German Issuer or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.5, from its liability under (x) this Agreement or the U.S. Notes (in the case of the Company), (y) this Agreement or the German Notes (in the case of the German Issuer) or (z) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.8(b) in connection with or immediately following such conveyance, transfer or lease.

10.6.         Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, to the extent Material, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms that are not materially less favorable, taken as a whole, to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided, that the foregoing restriction shall not apply to any of the following: (a) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Company and its Subsidiaries; (b) compensation arrangements (including severance arrangements to the extent approved by a majority of the disinterested members of the Company’s or the applicable Subsidiary’s board of directors (or similar governing body) or the applicable committee thereof) for present or former officers and other employees entered into in the ordinary course of business; (c) indemnities provided for the benefit of directors, officers or employees of the Company and its Subsidiaries in the ordinary course of business; and (d) loans and advances to employees of the Company and its Subsidiaries permitted hereunder, in each case under this clause (d), solely to the extent consistent with past practices and in the ordinary course of business. As used herein, “Material” shall mean an amount equal to at least 5% of book value of the consolidated assets of the Company and its Subsidiaries.

43

10.7.         Terrorism Sanctions Regulations.

Neither Issuer will nor will it permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would be in violation of any U.S. Economic Sanctions applicable to such Issuer or such Controlled Entity, or (ii) would result in the imposition of any U.S. Economic Sanctions against such Issuer or such Controlled Entity, except, in the case of this clause (b), to the extent that such violation or sanctions, if imposed, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, no covenant under this Section 10.7 is given by the German Issuer to the extent such covenant would constitute a violation by the German Issuer of EU Regulation (EC) 2271/96 or Section 7 of the German Foreign Trade regulation ( Außenwirtschaftsverordnung - AWV ), or a similar anti-boycott statute applicable to the German Issuer.

10.8.         Line of Business.

The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.9.         Subsidiary Debt.

The Company will not permit any of its Subsidiaries to create or suffer to exist any Debt other than:

(a)          Debt owed to the Company or any other Subsidiary of the Company;

(b)          Debt existing on the date hereof and disclosed on Schedule 10.9 hereof;

(c)          purchase money Debt or Debt with respect to Capital Leases incurred to finance the acquisition, repair, construction, improvement or lease of capital assets in an aggregate principal amount not to exceed $300,000,000 outstanding at any one time;

(d)          Debt of any Subsidiary Guarantor (so long as the requirements of Section 9.8 shall have been met);

(e)          endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(f)          Debt of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company or Debt of any Person that is assumed by a Subsidiary in connection with an acquisition of assets by such Subsidiary in an acquisition permitted hereunder, provided that such Debt shall not have been incurred in contemplation of such merger, consolidation or acquisition or such Person becoming a Subsidiary of the Company;

44

(g)          Debt with respect to Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(h)          Debt under bid bonds, performance bonds, surety bonds, bonds to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation) and similar obligations, in each case, incurred by such Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(i)          Debt deemed to exist in connection with agreements providing for indemnification, adjustment of purchase price, deferred purchase price, escrow arrangements, earn-outs or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries pursuant to such agreements, in connection with acquisitions or dispositions permitted hereunder;

(j)          Debt which serves to extend, replace, refund, renew, defease or refinance any Debt incurred under clause (b) or clause (f) of this Section 10.9 that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premiums (including tender premiums) thereon, any committed or undrawn amounts, defeasance costs, underwriting discounts, fees, commissions and expenses associated with such Debt); and

(k)          additional Debt, provided that the sum (without duplication) of (i) the aggregate outstanding principal amount of Debt pursuant to this clause (k) plus (ii) the aggregate outstanding principal amount of Debt secured by Liens pursuant to Section 10.3(f) shall not at any time exceed 15% of Consolidated Net Worth (determined as of the end of the then most recently ended fiscal quarter of the Company for which financial statements have been provided pursuant to Section 7.1(a) or Section 7.1(b)).

11.         Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          either Issuer defaults in the payment of any principal or Make-Whole Amount, Modified Make-Whole Amount or Net Loss, if any, on any Note issued by such Issuer when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)          either Issuer defaults in the payment of any interest on any Note issued by such Issuer or the German Issuer defaults in the payment of any amount payable pursuant to Section 13, in either case for more than five Business Days after the same becomes due and payable; or

(c)          (i) either Issuer defaults in the performance of or compliance with any term contained in Section 10, (ii) the Company defaults in the performance of or compliance with any term contained in Section 23, or (iii) any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or

45

(d)          either Issuer defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)          any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor, or any Subsidiary Guarantor challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or

(f)          any representation or warranty made in writing by or on behalf of either Issuer or any Subsidiary Guarantor in this Agreement or any Subsidiary Guaranty or by any officer of either Issuer or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(g)          (i) either Issuer, any Material Subsidiary or any Subsidiary Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $100,000,000 beyond any period of grace provided with respect thereto, or (ii) either Issuer, any Material Subsidiary or any Subsidiary Guarantor is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $100,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests or a prepayment or redemption required solely as a result of the proceeds of such Debt not having been applied to consummate a transaction or toward any other purpose for which such Debt was incurred), either Issuer, any Material Subsidiary or any Subsidiary Guarantor has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $100,000,000; or

(h)          either Issuer, any Material Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (including, but not limited to an insolvency proceeding, insolvency plan proceeding or other proceeding under the German Insolvency Act ( Insolvenzordnung )), (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

46

(i)          a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Issuer, any Material Subsidiary or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Issuer, any Material Subsidiary or any Subsidiary Guarantor, or any such petition shall be filed against either Issuer, any Material Subsidiary or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or

(j)          any event occurs with respect to the German Issuer which under the laws of its jurisdiction of organization is analogous to any of the events described in Section 11(h) or Section 11(i), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(h) or Section 11(i); or

(k)          a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $100,000,000 are rendered against one or more of either Issuer, any Material Subsidiary or any Subsidiary Guarantor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(l)          if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

47

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.         Remedies on Default, Etc.

12.1.        Acceleration.

(a)          If an Event of Default with respect to either Issuer described in paragraph (h), (i) or (j) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all Notes of every Series then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Issuers, declare all Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer of such Notes, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) plus (ii) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law) plus (iii) any Net Loss with respect to any Swapped Note, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by such Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or Modified Make-Whole Amount, as applicable, by such Issuer in the event that the Notes it issued are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.       Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

48

12.3.       Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 50.1% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers, may rescind and annul any such declaration and its consequences if (a) the Issuers have paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, and Net Loss, if any, on such Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and Net Loss, if any, and (to the extent permitted by applicable law) any overdue interest in respect of such Notes, at the Default Rate, (b) neither the Issuers nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.       No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting its obligations under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.         tax indemnification; fatca information.

(a)          All payments whatsoever under the German Notes will be made by the German Issuer in Euros free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of the jurisdiction in which the German Issuer is resident for Tax purposes (or any political subdivision or any authority thereof or therein having the power to tax) (hereinafter a “Taxing Jurisdiction” ), unless the withholding or deduction of such Tax is compelled by law.

49

(b)          If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the German Issuer under this Agreement or the German Notes, the German Issuer will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a German Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the German Notes after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the German Notes in the absence of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)          any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the German Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant German Note or the receipt of payments thereunder or the enforcement of rights under such German Note, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident of the relevant Taxing Jurisdiction, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the German Issuer, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which its payments on account of this Agreement or the German Notes are made to, the Taxing Jurisdiction imposing the relevant Tax; or

(ii)         any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the German Issuer) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the German Issuer no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

50

(iii)        any such Taxes imposed on or with respect to any payment by the German Issuer to the holder of a German Note (following a written notice by the German Issuer not less than 30 days before the relevant payment) if such holder is a fiduciary or partnership, limited liability company or a person other than the sole beneficial owner of the German Note to the extent that such taxes, duties, assessments or governmental charges would not have been imposed on such payment had such holder been the beneficiary, settlor, member or sole beneficial owner of the relevant German Note; or

(iv)        any estate, inheritance, gift, sales, transfer, excise, personal property or other similar taxes, duties, assessments or governmental charges imposed with respect to any German Note; or

(v)         any combination of clauses (i) through (iv) above;

provided further that in no event shall the German Issuer be obligated to pay such additional amounts to any holder (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the German Issuer would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the German Issuer shall have given timely notice of such law or interpretation to such holder.

(c)          By acceptance of any German Note, the holder of such German Note agrees, subject to the limitations of clause (b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the German Issuer all such forms, certificates, documents and returns provided to such holder by the German Issuer (collectively, together with instructions for completing the same, “ Forms ”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and the relevant Taxing Jurisdiction and (y) provide the German Issuer with such information with respect to such holder as the German Issuer may reasonably request in order to complete any such Forms, provided that nothing in this Section 13(c) shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the German Issuer or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the German Issuer (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any German Note, at least 90 days prior to the relevant interest payment date.

51

(d)          On or before the date of the Closing the German Issuer will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Germany pursuant to Section 13(b)(ii), if any, and in connection with the transfer of any German Note the German Issuer will furnish the transferee of such German Note with copies of any Form and English translation then required.

(e)          If any payment is made by the German Issuer to or for the account of the holder of any German Note after deduction for or on account of any Taxes, and increased payments are made by the German Issuer pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the German Issuer such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing contained in this paragraph (e) shall interfere with the right of the holder of any German Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any German Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 13(b)(ii)) oblige any holder of any German Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(f)          The German Issuer will furnish the holders of German Notes, promptly and in any event within 60 days after the date of any payment by the German Issuer of any Tax in respect of any amounts paid by it under this Agreement or the German Notes, the original tax assessments, if any, issued by the relevant taxation or other authorities involved or other evidence of payment for all amounts paid as aforesaid (or if such original tax assessment is not available or must legally be kept in the possession of the German Issuer, a duly certified copy of the original tax assessment or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a German Note.

(g)          If the German Issuer is required by any applicable law of the relevant Taxing Jurisdiction, as modified by the practice of the taxation or other authority of the relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the German Issuer would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any German Note, and such holder pays such liability, then the German Issuer will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the German Issuer) upon demand by such holder accompanied by an official tax assessment (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

52

(h)          If the German Issuer makes payment to or for the account of any holder of a German Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the German Issuer (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver the relevant refund forms to the competent taxation or other authority, or as directed by the German Issuer, subject, however, to the same limitations with respect to Forms as are set forth above.

(i)          The obligations of the German Issuer and the holders of the German Notes under this Section 13 shall survive the payment or transfer of any German Note and the provisions of this Section 13 shall also apply to successive transferees of the German Notes.

(j)          By acceptance of any German Note, the holder of such German Note agrees that such holder will with reasonable promptness duly complete and deliver to the German Issuer, or to such other Person as may be reasonably requested by the German Issuer, from time to time (i) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the German Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the German Issuer to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the German Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 13(j) shall require any holder to provide information that is confidential or proprietary to such holder unless the German Issuer is required to obtain such information under FATCA and, in such event, the German Issuer shall treat any such information it receives as confidential.

14.         Registration; Exchange; Substitution of Notes.

14.1.       Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of all U.S. Notes and German Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither Issuer shall be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of the Notes.

53

14.2.       Transfer and Exchange of Notes.

Upon surrender of any Note to the Issuer of such Note at the address and to the attention of the designated officer (all as specified in Section 19(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, such Issuer shall execute and deliver, at such Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request in accordance with this Agreement, and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer of such new Note may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than €100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than €100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided , that in lieu thereof such holder may (in reliance upon information provided by the Issuers, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

14.3.       Replacement of Notes.

Upon receipt by either Issuer at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any U.S. Note (in the case of the Company) or German Note (in the case of the German Issuer) (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

54

(b)          in the case of mutilation, upon surrender and cancellation thereof,

such Issuer at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Notes issued by such Issuer, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.         Payments on Notes.

15.1.       Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, Net Loss, if any, and interest becoming due and payable (a) on the U.S. Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction and (b) on the German Notes shall be made in Bensheim at the principal office of the German Issuer in such jurisdiction. Either Issuer may at any time, by notice to each holder of a U.S. Note (in the case of the Company) or German Note (in the case of the German Issuer), change the place of payment of such Notes so long as such place of payment shall be either the principal office of such Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.       Home Office Payment.

So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer of such Note will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, Net Loss, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to such Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of either Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note issued by such Issuer, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to such Issuer at its principal executive office or at the place of payment most recently designated by such Issuer pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer thereof in exchange for a new Note or Notes of such Series pursuant to Section 14.2. Each Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note issued by such Issuer and purchased by a Purchaser under this Agreement that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

55

16.         Expenses, Etc.

16.1.          Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees of a special counsel for the Purchasers and, if reasonably required by the Required Holders, local or other counsel) reasonably incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes and any Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective) including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guaranty, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either Issuer or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided that such costs and expenses under this clause (c) shall not exceed $30,500. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

16.2.          Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any Subsidiary Guaranty, and the termination of this Agreement.

17.         Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any certificate or other instrument delivered by or on behalf of either Issuer pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranty embody the entire agreement and understanding between the Purchasers and each Issuer and supersede all prior agreements and understandings relating to the subject matter hereof (other than the Issuers’ undertakings with respect to any swap indemnity letter, in each case issued on or about October 4, 2016, which shall survive).

56

18.         Amendment and Waiver.

18.1.          Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuers and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of each holder of a Note at the time outstanding (exclusive of Notes then owned by the Issuers or any of their Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes), (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate), the Make-Whole Amount or Modified Make-Whole Amount, if any, or the Net Loss, Net Gain or Swap Breakage Amount, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (C) amend any of Sections 8, 11(a), 11(b), 12, 13, 18, 21 or 24.9, or (D) release the Company from the Unconditional Guaranty.

18.2.          Solicitation of Holders of Notes.

(a)          Solicitation.    Each Issuer will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with such information as requested, in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. Each Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)          Payment.   Neither Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

57

(c)          Consent in Contemplation of Transfer.   Any consent made pursuant to this Section 18 or any Subsidiary Guaranty by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company (in the case of the U.S. Notes), the German Issuer (in the case of the German Notes), or any Subsidiary or Affiliate thereof and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

18.3.          Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 18 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuers without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuers and any holder of any Note nor any delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note. As used herein, the term “ this Agreement ” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4.          Notes Held by Issuers, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Subsidiary Guaranty, or have directed the taking of any action provided herein or in the Notes or any Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.         Notices; english language.

(a)          Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized commercial delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized commercial delivery service (with charges prepaid). Any such notice must be sent:

(i)          if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or nominee shall have specified to the Issuers in writing pursuant to this Section 19;

58

(ii)         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuers in writing pursuant to this Section 19, or

(iii)        if to either Issuer, to such Issuer at the address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the General Counsel of the Company and the German Issuer, or at such other address as such Issuer shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

(b)          Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

(c)          This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Germany or any other jurisdiction in respect hereof or thereof.

20.         Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Issuers agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit either Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from challenging the accuracy of any such reproduction.

59

21.         Confidential Information.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which such Purchaser offers to purchase any security of either Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, any Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Issuers in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuers embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

60

22.         Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “ Substitute Purchaser ”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer thereof, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer or Issuers of such Notes of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.         PARENT GUARANTY.

23.1.          Unconditional Guaranty.

The Company hereby irrevocably and unconditionally guarantees to each holder of German Notes, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, Modified Make-Whole Amount, if any, Net Loss, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, insolvency proceeding, insolvency plan proceeding or other proceeding under the German Insolvency Act ( Insolvenzordnung ) or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under the German Notes, when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), and (b) any other sums which may become due under the terms and provisions of this Agreement, the German Notes or any Subsidiary Guaranty in respect of the obligations of the German Issuer (all such obligations described in clauses (a) and (b) above are herein called the “ Guaranteed Obligations ”). The guaranty in the preceding sentence (the “ Unconditional Guaranty ”) is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the German Issuer or any other guarantor of the German Notes or upon any other action, occurrence or circumstance whatsoever. In the event that the German Issuer shall fail so to pay any of such Guaranteed Obligations, the Company agrees to pay the same when due to the holders of German Notes entitled thereto, without demand, presentment, protest or notice of any kind, in Euros, pursuant to the requirements for payment specified in this Agreement and the German Notes. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Company agrees that the German Notes issued in connection with this Agreement may (but need not) make reference to this Section 23.

61

The Company agrees to pay and to indemnify and save each holder of German Notes harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Company (as Guarantor) or by the German Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, the German Notes or any Subsidiary Guaranty in respect of the obligations of the German Issuer, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Agreement, the German Notes or any Subsidiary Guaranty in respect of the obligations of the German Issuer and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Section 23.

The Company hereby acknowledges and agrees that its liability hereunder is joint and several with any other Person(s) who may guarantee the obligations and Debt of the German Issuer under and in respect of this Agreement and the German Notes.

23.2.          Obligations Absolute and Unconditional.

The Guaranteed Obligations of the Company hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of this Agreement, the German Notes or any other instrument referred to herein or therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Company may have against the German Issuer or any holder of German Notes or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Company shall have any knowledge or notice thereof), including, without limitation:

(a)          any amendment to, modification of, supplement to or restatement of this Agreement, the German Notes or any other instrument referred to herein or therein (it being agreed that the obligations of the Company hereunder shall apply to this Agreement, the German Notes or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any interest therein, or any furnishing, acceptance or release of any security for the German Notes;

(b)          any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Agreement, the German Notes or any other instrument referred to herein or therein;

(c)          any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the German Issuer or its property;

(d)          any merger, amalgamation or consolidation of the Company or of the German Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of the Company or of the German Issuer to any Person;

(e)          any failure on the part of the German Issuer for any reason to comply with or perform any of the terms of any other agreement with the Company;

62

(f)          any failure on the part of any holder of German Notes to obtain, maintain, register or otherwise perfect any security; or

(g)          any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Company or to any subrogation, contribution or reimbursement rights the Company may otherwise have.

The Company covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

23.3.          Certain Waivers.

The Company unconditionally waives, to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the German Issuer in the payment of any amounts due under this Agreement, the German Notes or any other instrument referred to herein or therein, and of any of the matters referred to in Section 23.2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder of German Notes against the Company, including, without limitation, presentment to or demand for payment from the German Issuer or the Company with respect to any German Note, notice to the German Issuer or to the Company of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the German Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement or the German Notes, (d) any requirement for diligence on the part of any holder of German Notes and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company or in any manner lessen the obligations of the Company hereunder.

23.4.          Obligations Unimpaired.

The Company authorizes the holders of German Notes, without notice or demand to the Company and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of this Agreement, the German Notes or any other instrument referred to herein or therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to this Agreement, the German Notes or any other instrument referred to herein or therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount, Modified Make-Whole Amount, Net Loss or any other obligation; (c) to take and hold security for the payment of the German Notes, for the performance of this Agreement or otherwise for the Debt guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders of German Notes in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the German Issuer and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders of German Notes shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the German Issuer, the Company or any other Person or to pursue any other remedy available to the holders of German Notes.

63

If an event permitting the acceleration of the maturity of the principal amount of any German Notes shall exist and such acceleration shall at such time be prevented or the right of any holder of German Notes to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the German Issuer, the Company or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Company agrees that, for purposes of the Unconditional Guaranty, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of Section 23.1, and the Company shall forthwith pay such accelerated Guaranteed Obligations.

23.5.          Subrogation and Subordination.

(a)          The Company will not exercise any rights which it may have acquired by way of subrogation under this Section 23, by any payment made under the Unconditional Guaranty or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the German Notes or the Unconditional Guaranty unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)          The Company hereby subordinates the payment of all Debt and other obligations of the German Issuer or any other guarantor of the Guaranteed Obligations owing to the Company, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 23.5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Debt or other obligations shall be enforced and performance received by the Company as trustee for the holders of German Notes and the proceeds thereof shall be paid over to the holders of German Notes promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Company under the Unconditional Guaranty.

(c)          If any amount or other payment is made to or accepted by the Company in violation of any of the preceding clauses (a) and (b) of this Section 23.5, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the holders of German Notes and shall be paid over to the holders of German Notes promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Company under the Unconditional Guaranty.

64

(d)          The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Unconditional Guaranty and that its agreements set forth in this Section 23 are knowingly made in contemplation of such benefits.

23.6.          Term; Reinstatement of Unconditional Guaranty.

The Unconditional Guaranty and all covenants and agreements of the Company contained in this Section 23 shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash. Notwithstanding the foregoing, the Unconditional Guaranty shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder of German Notes on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder of German Notes upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the German Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the German Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

24.         Miscellaneous.

24.1.          Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

24.2.          Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount, interest or Net Loss on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

65

24.3.          Accounting Terms; GAAP; Pro Forma Calculations.

(a)          Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with generally accepted accounting principles in the United States of America as in effect from time to time (“ GAAP ”); provided that, if the Company notifies each holder of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (a) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (b) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, and (c) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840) , issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof.

(b)          All pro forma computations required to be made hereunder giving effect to any acquisition, disposition or issuance, incurrence or assumption of Debt, or other transaction shall in each case be calculated after giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder, to determine whether such acquisition, disposition or issuance, incurrence or assumption of Debt or other transaction is permitted to be consummated hereunder) immediately after giving effect to such acquisition, disposition or issuance, incurrence or assumption of Debt (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the Reference Period most recently ended for which financial statements shall have been delivered pursuant to Section 7.1(a) or 7.1(b), and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Debt and any related cost savings, operating expense reductions and synergies, all in accordance with (and, in the case of cost savings, operating expense reductions and synergies, to the extent permitted by) Article 11 of Regulation S-X under the Securities Act. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period for which such pro forma computation is being made (taking into account any Swap Agreement applicable to such Debt).

66

24.4.          Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.5.          Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

24.6.          Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.7.          Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

24.8.          Jurisdiction and Process; Waiver of Jury Trial.

(a)          Each Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

67

(b)          Each Issuer consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to the Company at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)          Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against either Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)          The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes, any Subsidiary Guaranty or any other document executed in connection herewith or therewith.

(e)          The German Issuer hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States, and the Company hereby accepts its irrevocable appointment as agent for service of process by the German Issuer from the date of the Closing to the date that is 1 year after maturity of the latest maturing German Notes.

24.9.          Obligation to Make Payment in Euros.

Subject to Section 8.11, any payment on account of an amount that is payable hereunder or under the Notes in Euros which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of either Issuer or any Subsidiary, shall constitute a discharge of the obligation of such Issuer under this Agreement or the Notes only to the extent of the amount of Euros which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such holder, each Issuer agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “ London Banking Day ” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

68

24.10.         Change of Currency.

(a)          Change of Euro Currency. If at any time the Euro ceases to exist, the references in, and obligations arising under, this Agreement expressed in Euros shall be translated into a new currency or currency unit agreed upon by the Required Holders and the Issuers in the manner agreed by the Required Holders and the Issuers. Any such translation shall be made at the official rate of exchange recognized for that purpose by the Citibank, N.A., rounded up or down as agreed by the Required Holders and the Issuers.

(b)          Amendments to this Agreement. Where such a change in currency occurs, this Agreement shall be amended and shall take effect in the manner agreed by the Required Holders and the Issuers so as to reflect that change and make all necessary changes to the covenants contained in Section 9 and Section 10 and to such other provisions of this Agreement that refer to Euros as deemed reasonably necessary and, so far as practicable, to place the Issuers and the holders of the Notes in the substantially identical position each would have been in had no change in currency occurred. The Issuers and the holders of the Notes agree to use all reasonable efforts to execute and deliver all amendments to this Agreement which are necessary to effectuate this Section 24.10.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Issuers and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

69

Very truly yours,

DENTSPLY SIRONA INC.

By:	/s/ William E. Reardon
Name:	William E. Reardon
Title:	Vice President & Treasurer

By:	/s/ Andrew M. Smith
Name:	Andrew M. Smith
Title:	Assistant Treasurer

SIRONA DENTAL SERVICES GMBH

By:	/s/ Rainer Berthan
Name:	Rainer Berthan
Title:	Managing Director

By:	/s/ Michael Geil
Name:	Michael Geil
Title:	Managing Director

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

Accepted as of the date first written above.

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY USA
By: Metropolitan Life Insurance Company, its Investment Manager

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	Senior Vice President and Managing Director

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	NYL Investors LLC, its Investment Manager

	By:	/s/ A. Post Howland
	Name:	A. Post Howland
	Title:	Managing Director

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Stephen M. Jordan
Name:	Stephen M. Jordan
Title:	Authorized Signatory

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

	By:	/s/ Mark E. Kishier
	Name:	Mark E. Kishier
	Title:	Managing Director

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings LLC, as Investment Adviser

	By:	/s/ Andrew T. Kleeman
	Name:	Andrew T. Kleeman
	Title:	Managing Director

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	Allianz Investment Management LLC
as the authorized signatory and investment manager

	By:	/s/ Charles J. Dudley
	Name:	CHARLES J. DUDLEY
	Title:	MANAGING DIRECTOR

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD ACCIDENT AND INDEMNITY COMPANY
HARTFORD LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B, A SEPARATE ACCOUNT OF HARTFORD
LIFE INSURANCE COMPANY

By:	Hartford Investment Management Company
Their Agent and Attorney-in-Fact

	By:	/s/ John Knox
	Name:	JOHN KNOX
	Title:	SENIOR VICE PRESIDENT

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers,
a series of Delaware Management Business Trust,
Attorney in Fact

	By:	/s/ Philip Lee
	Name:	Philip Lee
	Title:	Vice President

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Thomas M. Donohue
Name:	Thomas M. Donohue
Title:	Managing Director

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eve Hampton
Name:	Eve Hampton
Title:	Vice President, Investments

By:	/s/ Tad Anderson
Name:	Tad Anderson
Title:	Assistant Vice President, Investments

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Tannis Fussell
Name:	TANNIS FUSSELL
Title:	Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By:	PGIM, Inc., as investment manager

By:	/s/ Tannis Fussell
Name:	TANNIS FUSSELL
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Tannis Fussell
Name:	TANNIS FUSSELL
Title:	Assistant Vice President

[Signature page to Note Purchase and Guarantee Agreement - Dentsply]

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Payments” is defined in Section 8.9(d).

“Affected Noteholder” is defined within the definition of “Noteholder Sanctions Event”.

“Affected Notes” is defined in Section 8.8(a).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “ Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “ Affiliate ” is a reference to an Affiliate of the Company.

“Agreement” is defined in Section 18.3.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering/Anti-Terrorism Laws” is defined in Section 5.16(c).

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.9 means 1.0% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means 0.50% (50 basis points).

“Bank Credit Agreements” means (a) the RCF; (b) that certain Credit Agreement, dated as of August 26, 2013, by and among the Company, PNC Bank, National Association, as administrative agent, the lenders party thereto and the other financial institutions party thereto, as amended by that certain Amendment No. 1 dated as of November 30, 2015, as the same may be further amended, restated, amended and restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof; and (c) that certain Loan Agreement, dated as of September 22, 2014, by and among the Company, the lenders party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, and the other financial institutions party thereto, as the same may be further amended, restated, amended and restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which, collectively, constitute the primary bank credit facilities of the Company and its Subsidiaries.

“Blocked Person” is defined in Section 5.16(a).

Schedule B-1

“Business Day” means (a) other than as provided in clause (b) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Frankfurt, Germany are required or authorized to be closed and which is not a TARGET Settlement Day, and (b) for purposes of Section 8.10, any date which is both (i) any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed and (ii) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for settlement of payments in Euros (a “ TARGET Settlement Day ”).

“Capital Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded as a capitalized lease; provided that for all purposes hereunder, the amount of obligations under any Capital Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Tax Law” is defined in Section 8.9(d).

“Change of Control” means any of the following events or circumstances: (a) any Person or related Persons constituting a “group” for purposes of Section 14(d) of the Exchange Act shall have acquired “beneficial ownership” of a majority of the Voting Stock of the Company, (b) during any period of up to 24 consecutive months commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Company, (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company or (z) whose election or nomination was approved by a majority of the remaining members of the board of directors of the Company), or (c) solely in respect of the German Notes, the German Issuer shall no longer be a Subsidiary of the Company.

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 21.

Schedule B-2

“Consignment Agreements” means, collectively, (a) that certain Consignment Agreement dated as of February 15, 2002 by and between Umicore AG & Co. KG and the Company, (b) that certain Consignment Agreement dated as of December 6, 2010 by and as amended February 8, 2013 between HSBC Bank USA, National Association and the Company, (c) that certain Consignment and Forward Contracts Agreement dated as of November 30, 2001, as amended October 19, 2006 by and between The Bank of Nova Scotia and the Company, (d) that certain Consignment Agreement dated as of January 30, 2002 by and between Commerzbank AG, Frankfurt and the Company, (e) that certain Consignment Agreement dated as of December 20, 2001 by and between JPMorgan Chase Bank and the Company, (f) that certain Consignment Agreement dated as of December 20, 2001 by and between Mitsui & Co., Precious Metals Inc. and the Company, and (g) that certain Consignment Agreement dated as of April 29, 2013 by and between The Toronto-Dominion Bank and the Company, in each case as each may be amended, restated, supplemented or otherwise modified from time to time.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as Capital Leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Swap Agreements, (h) all debt of others referred to in clauses (a) through (g) above or clause (i) below (collectively, “ Guaranteed Debt ”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase or lease property or services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (and if such Person has not assumed or become liable for such Debt of others, then the amount of Debt of such Person shall be the lesser of (A) the amount of such Debt of others and (B) the fair market value of such property, as determined by such Person in good faith); provided that , Debt of the Company and its Subsidiaries shall not include (i) Debt incurred in connection with the Consignment Agreements relating to the consignment of precious metals between the Company and certain counterparties or (ii) unfunded pension obligations.

Schedule B-3

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to the Notes of any Series, the rate of interest that is the greater of (a) 2% per annum above the rate of interest then in effect pursuant to clause (a) of the first paragraph of such Notes or (b) 2% over the rate or interest publicly announced by JPMorgan Chase Bank in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) other non-cash charges (less unusual or non-recurring non-cash income or gains), (f) any extraordinary, non-recurring or unusual fees, expenses or other charges incurred in connection with any acquisition or merger consummated by the Company or a Subsidiary (including the issuance or repayment of Debt related to such acquisition or merger), and any corporate reorganization and integration activities which are related to such acquisition or merger, in each case determined in accordance with GAAP for such period and (g) charges and expenses incurred prior to December 31, 2018 in connection with the Company’s publicly announced efficiency initiatives, which includes, but is not limited to, costs and expenses in connection with discontinued operations, retention, severance and related employee benefits, systems establishment costs, excess pension charges, contract termination costs, costs to close and/or consolidate facilities and relocate employees, integration costs, other business optimization costs and costs associated with establishing new facilities or reserves deducted (and not added back) in such period not exceeding $200,000,000 in the aggregate for such period, provided that the aggregate amount available to be added back pursuant to this clause (g) shall not exceed $200,000,000 during the term of this Agreement. For the purposes of calculating EBITDA for any period of four (4) consecutive fiscal quarters (each such period, a “ Reference Period ”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period.

Schedule B-4

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in good faith by the Company.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Foreign Subsidiary” means any Subsidiary (a) that is a CFC, or (b) all or substantially all of the assets of which consist of equity interests in one or more CFCs as determined by the Company and certified to the holders of Notes from time to time.

“Form” is defined in Section 13(c).

“GAAP” is defined in Section 24.3.

“German Issuer” is defined in the introductory paragraph of this Agreement.

Schedule B-5

“German Notes” is defined in Section 1.2.

“Governmental Authority” means

(a)           the government of

(i)           Germany, the United States of America or any state or other political subdivision thereof, or

(ii)           any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranteed Obligations” is defined in Section 23.1.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer of such Note pursuant to Section 14.1.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“ISDA Master Agreement” is defined in Section 8.11.

Schedule B-6

“Issuer” and “Issuers” is defined in the introductory paragraph of this Agreement.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Make-Whole Amount” is defined in Section 8.10.

“Manager’s Certificate” means a certificate of a managing director (Geschäftsführer) of the German Issuer whose responsibilities extend to the subject matter of such certificate.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) by the Company or any Subsidiary of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other equity interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $200,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Issuers to perform their obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor that is a Material Subsidiary to perform its obligations under the Subsidiary Guaranty (if any) or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty (if any).

“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property (other than transactions among the Company and its Subsidiaries) that yields gross proceeds to the Company or any of its Subsidiaries in excess of $200,000,000.

“Material Subsidiary” means, at any time, any Subsidiary of the Company which, together with all other Subsidiaries of such Subsidiary, accounts for more than (a) 5% of the Consolidated assets of the Company and its Subsidiaries, determined as of the end of the then most recently ended fiscal quarter of the Company or (b) 5% of Consolidated revenue of the Company and its Subsidiaries, determined for the then most recently ended period of four consecutive fiscal quarters of the Company.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“Modified Make-Whole Amount” is defined in Section 8.10.

Schedule B-7

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.3(a).

“Net Gain” is defined in Section 8.11.

“Net Loss” is defined in Section 8.11.

“Net Worth” means the consolidated stockholder’s equity of the Company and its Subsidiaries, as defined according to GAAP.

“New Swap Agreement” is defined in Section 8.10(b).

“Non-Swapped Note” is defined in Section 8.10(a).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Noteholder Sanctions Event” means, with respect to any holder of a Note (an “Affected Noteholder ”), such holder or any of its Affiliates being in violation of or the target of any U.S. Economic Sanctions as a result of the Company or any Controlled Entity becoming a Blocked Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Blocked Person.

“Note” and “Notes” is defined in Section 1.2.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

Schedule B-8

“Original Swap Agreement” is defined in Section 8.10(b).

“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Jurisdiction” means (a) the United States of America, (b) Germany and (c) any other country that on April 30, 2004 was a member of the European Union (other than Greece, Portugal, Ireland, Spain and Italy).

“Permitted Lien” means each of the following: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 9.4 hereof; (b) Liens imposed by law, such as landlords’, banks’ (and rights of set-off), warehousemen’s, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers’ compensation laws, laws related to unemployment insurance and other types of social security or similar legislation or Liens to secure public or statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations; (d) easements, rights of way, restrictions, encroachments, encumbrances and other defects or irregularities in title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) interest or title of a lessor, lessee, sublessor or sublessee under any lease or sublease permitted hereunder and any interest or title of a licensor, licensee, sublicensor or sublicensee under any license or sublicense permitted hereunder; (f) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder and Liens on trusts, cash or cash equivalents, or other funds in connection with defeasance, discharge or redemption of Debt, pending consummation of a strategic transaction or similar obligations; (g) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements (or any similar precautionary filings) relating solely to operating leases of personal property entered into in the ordinary course of business; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods; (i) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property; (j) Liens arising out of judgments, decrees, orders or awards that do not constitute an Event of Default under Section 11; and (k) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Schedule B-9

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Credit Facility” means (a) each Bank Credit Agreement, as the same may be amended, restated or otherwise modified from time to time, or such other principal credit facility or facilities of the Company as may from time to time refinance or replace any such facility and (b) any committed or funded debt facility of the Company and/or the German Issuer with an aggregate facility size of at least $100,000,000 (or the equivalent thereof in the relevant currency), as of any date of determination.

“Pro Forma Basis” means on a basis in accordance with Section 24.3(b).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.3(c).

“PTE” is defined in Section 6.3(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Issuers and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided , however , that any Purchaser of a Note that ceases to be the registered holder or a beneficial holder (though a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Debt in accordance with Section 10.4(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt of the Company and its Subsidiaries.

“RCF” means that certain Credit Agreement, dated as of July 23, 2014, by and among the Company, certain Subsidiaries of the Company named therein, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and other financial institutions party thereto, as amended by that certain Amendment No. 1 dated as of July 1, 2015 and by that certain Amendment No. 2 dated as of November 30, 2015, as the same may be further amended, restated, amended and restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

Schedule B-10

“Reference Period” has the meaning assigned to such term in the definition of “EBITDA”.

“Rejection Notice” is defined in Section 8.9(a).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means the holders of not less than 50.1% in principal amount of the Notes of all Series at the time outstanding (exclusive of Notes then owned by the Issuers or any of their Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or the German Issuer, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“Sanctions Prepayment Date” is defined in Section 8.8(a).

“Sanctions Prepayment Offer” is defined in Section 8.8(a).

“Sanctions Prepayment Response Date” is defined in Section 8.8(a).

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” means, as of the date of any determination thereof, all Debt, other than Subordinated Debt.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” means any series of Notes issued pursuant to this Agreement.

“Series A Notes” means the Notes issued by the German Issuer designated as “Series A” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

Schedule B-11

“Series B Notes” means the Notes issued by the German Issuer designated as “Series B” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series C Notes” means the Notes issued by the German Issuer designated as “Series C” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series D Notes” means the Notes issued by the German Issuer designated as “Series D” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series E Notes” means the Notes issued by the German Issuer designated as “Series E” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series F Notes” means the Notes issued by the German Issuer designated as “Series F” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series G Notes” means the Notes issued by the German Issuer designated as “Series G” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series H Notes” means the Notes issued by the German Issuer designated as “Series H” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series I Notes” means the Notes issued by the German Issuer designated as “Series I” in the chart set forth in Section 1.2, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series N Notes” means the Notes issued by the Company designated as “Series N” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

Schedule B-12

“Series O Notes” means the Notes issued by the Company designated as “Series O” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series P Notes” means the Notes issued by the Company designated as “Series P” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series Q Notes” means the Notes issued by the Company designated as “Series Q” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series R Notes” means the Notes issued by the Company designated as “Series R” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series S Notes” means the Notes issued by the Company designated as “Series S” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series T Notes” means the Notes issued by the Company designated as “Series T” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series U Notes” means the Notes issued by the Company designated as “Series U” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Series V Notes” means the Notes issued by the Company designated as “Series V” in the chart set forth in Section 1.1, together with any such Notes issued in substitution therefor pursuant to Section 14 of this Agreement, as amended, restated or otherwise modified from time to time.

“Source” is defined in Section 6.3.

Schedule B-13

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of U.S. Economic Sanctions.

“Subordinated Debt” means all unsecured Debt of any Person which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of such Person (including (a) for purposes of the Company, the obligations of the Company under this Agreement and the U.S. Notes, and (b) for purposes of the German Issuer, the obligations of the German Issuer under this Agreement and the German Notes).

“Subsidiary” means, as to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% (directly or indirectly) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means a subsidiary guaranty agreement executed and delivered in connection with Section 9.8(a) of the Agreement.

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Breakage Amount” is defined in Section 8.11.

“Swap Note Agreement” is defined in Section 8.10(b).

“Swapped Note” is defined in Section 8.10(b).

Schedule B-14

“Swapped Note Called Notional Amount” is defined in Section 8.10(b).

“Swapped Note Called Principal” is defined in Section 8.10(b).

“Swapped Note Settlement Date” is defined in Section 8.10(b).

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise) and any similar charge, levy, impost or duty.

“Taxing Jurisdiction” is defined in Section 13(a).

“Tax Prepayment Notice” is defined in Section 8.9(a).

“Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries.

“Unconditional Guaranty” is defined in Section 23.1.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“U.S. Notes” is defined in Section 1.1.

“Voting Stock” means, with respect to any Person, any class of shares of stock or other equity interests of such Person having general voting power under ordinary circumstances to elect the board of directors or other managing entities, as appropriate, of such Person (irrespective of whether or not at the time stock of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency).

Schedule B-15

EXHIBIT 1A

[FORM OF SERIES N NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

0.98% SERIES N SENIOR NOTE DUE OCTOBER 27, 2024

No. RN-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2024 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 0.98% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in EUROS. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in EUROS. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1A-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1A-2

EXHIBIT 1B
[FORM OF SERIES O NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.31% SERIES O SENIOR NOTE DUE OCTOBER 27, 2027

No. RO-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2027 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.31% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in EUROS. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in EUROS. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1B-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1B-2

EXHIBIT 1C
[FORM OF SERIES P NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.31% SERIES P SENIOR NOTE DUE OCTOBER 27, 2027

No. RP-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2027 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.31% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in EUROS. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in EUROS. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1C-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1C-2

EXHIBIT 1D
[FORM OF SERIES Q NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.50% SERIES Q SENIOR NOTE DUE OCTOBER 27, 2029

No. RQ-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2029 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.50% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1D-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1D-2

EXHIBIT 1E
[FORM OF SERIES R NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.50% SERIES R SENIOR NOTE DUE OCTOBER 27, 2029

No. RR-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2029 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.50% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1E-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1E-2

EXHIBIT 1F
[FORM OF SERIES S NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.58% SERIES S SENIOR NOTE DUE OCTOBER 27, 2030

No. RS-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2030 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.58% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1F-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1F-2

EXHIBIT 1G
[FORM OF SERIES T NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.58% SERIES T SENIOR NOTE DUE OCTOBER 27, 2030

No. RT-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2030 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.58% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1G-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1G-2

EXHIBIT 1H
[FORM OF SERIES U NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.65% SERIES U SENIOR NOTE DUE OCTOBER 27, 2031

No. RU-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2031 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.65% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1H-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1H-2

EXHIBIT 1I
[FORM OF SERIES V NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

DENTSPLY SIRONA INC.

1.65% SERIES V SENIOR NOTE DUE OCTOBER 27, 2031

No. RV-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, DENTSPLY SIRONA Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2031 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.65% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1I-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the German Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DENTSPLY SIRONA INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1I-2

EXHIBIT 1J
[FORM OF SERIES A NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

0.98% SERIES A SENIOR NOTE DUE OCTOBER 27, 2024

No. RA-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2024 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 0.98% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in EUROS. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in EUROS. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1J-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1J-2

EXHIBIT 1K
[FORM OF SERIES B NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.31% SERIES B SENIOR NOTE DUE OCTOBER 27, 2027

No. RB-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2027 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.31% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1K-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1K-2

EXHIBIT 1L
[FORM OF SERIES C NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.31% SERIES C SENIOR NOTE DUE OCTOBER 27, 2027

No. RC-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2027 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.31% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1L-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1L-2

EXHIBIT 1M
[FORM OF SERIES D NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.50% SERIES D SENIOR NOTE DUE OCTOBER 27, 2029

No. RD-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2029 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.50% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1M-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1M-2

EXHIBIT 1N

[FORM OF SERIES E NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.50% SERIES E SENIOR NOTE DUE OCTOBER 27, 2029

No. RE-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2029 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.50% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1N-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1N-2

EXHIBIT 1O
[FORM OF SERIES F NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.58% SERIES F SENIOR NOTE DUE OCTOBER 27, 2030

No. RF-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2030 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.58% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1O-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1O-2

EXHIBIT 1P
[FORM OF SERIES G NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.58% SERIES G SENIOR NOTE DUE OCTOBER 27, 2030

No. RG-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2030 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.58% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1P-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1P-2

EXHIBIT 1Q
[FORM OF SERIES H NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.65% SERIES H SENIOR NOTE DUE OCTOBER 27, 2031

No. RH-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2031 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.65% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1Q-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1Q-2

EXHIBIT 1R
[FORM OF SERIES I NOTE]

THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

SIRONA DENTAL SERVICES GmbH

1.65% SERIES I SENIOR NOTE DUE OCTOBER 27, 2031

No. RI-[_______]	[Date]
€[__________]	PPN [________]

For Value Received, the undersigned, SIRONA DENTAL SERVICES GMBH (herein called the “ Company ”), a company with limited liability organized and existing under the laws of the Federal Republic of Germany, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] EUROS (€[________]) (or so much thereof as shall not have been prepaid) on October 27, 2031 (the “ Maturity Date ”) with interest (computed on the basis of a 360 day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.65% per annum (subject to increase as provided in the Note Purchase Agreement referred to below) from the date hereof, payable semi-annually on the 27th day of April and October in each year and at maturity, commencing with the April 27 or October 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below), on any overdue payment of interest, any overdue payment of Net Loss and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of and interest on this Note are to be made in Euros. At any time this Note is a Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount and any Net Loss with respect to this Note are to be made in Dollars. At any time this Note is a Non-Swapped Note (as defined in the Note Purchase Agreement referred to below), payments of any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Euros. In each case, payments on this Note are to be made at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

Exhibit 1R-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as from time to time amended, restated, supplemented or modified, the “ Note Purchase Agreement ”), among the Company, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement, provided , that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SIRONA DENTAL SERVICES GMBH

By:
Name:
Title:

Exhibit 1R-2